Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CeriBell, Inc. of our report dated June 24, 2024, except for the effects of the reverse stock split described in Note 2 to the financial statements, as to which the date is October 7, 2024 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-281784) of CeriBell, Inc.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 11, 2024